UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

In this Current Report on Form 8-K, unless otherwise indicated or the context otherwise requires, the “Company,” “RRD,” “we,” “our” and “us” refer to R.R. Donnelley & Sons Company and its consolidated subsidiaries.

As part of a private financing transaction, we anticipate disclosing to prospective investors the following estimated preliminary financial results of operations and other certain balance sheet information for our first quarter ended March 31, 2021.

Certain Preliminary Financial Results for the First Quarter of 2021

We expect to report the following results of operations for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020:

First Quarter 2021 Key Messages

•	Net sales year over year decline rate expected to improve versus each of the prior three quarters despite impact from ongoing COVID-19 pandemic and last year’s Census project

•

Income from operations and adjusted income from operations – non-GAAP continue to benefit from proactive measures to reduce our cost structure but negatively impacted by an estimated $11 million from foreign exchange

•	Net cash used in operating activities improves versus prior year due to improvements in working capital; total debt outstanding remains unchanged from prior year end

Financial Highlights

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Low	High
	(in millions)
Sales	$ 1,165	$ 1,175	$ 1,216.9
Income from operations	21	26	33.1
Adjusted income from operations – Non-GAAP	34	38	50.4
Net cash used in operating activities	(12)	(22)	(79.6)
Capital expenditures	(13)	(15)	(17.7)

We also expect to report the following balance sheet information as of March 31, 2021 as compared to December 31, 2020:

	As of March 31, 2021		As of December 31, 2020
	Low	High
(in millions)
Cash and cash equivalents	$ 255	$ 270	$ 288.8

	As of March 31, 2021	As of December 31, 2020
(in millions)
Total debt	$ 1,503	$ 1,503.1

Net sales in the first quarter of 2021 are expected to be down 3.4% to 4.3% from the prior year period reflecting our lowest quarterly decline rate since the COVID-19 pandemic first impacted our global operations. The current quarter was negatively impacted by the on-going COVID-19 pandemic and last year’s Census project, which was completed in mid-2020, partially offset by continued strength in several of our strategic growth products and services including packaging, labels, supply chain management and business process outsourcing.

Both income from operations and adjusted income from operations – non-GAAP are expected to be down from the prior year which was our strongest first quarter performance reported since the spin-off of Donnelley Financial Solutions, Inc. and LSC Communications, Inc. in 2016. Ongoing benefits from the proactive measures we have taken to reduce our cost structure were more than offset by an estimated $11 million due to unfavorable foreign exchange mostly associated with our operations in China in addition to higher incentive compensation expense. Results were also negatively impacted by the lower sales which included the impact from the ongoing COVID-19 pandemic and last year’s Census project. However, our proactive measures to reduce our cost structure have led to higher adjusted income from operations – non-GAAP for the first quarter of 2021 as compared to the first quarter of 2019 despite lower sales and unfavorable foreign exchange.

Net cash used in operating activities is expected to decrease by a range of $57.6 million to $67.6 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 primarily due to continued improvements in working capital, partially offset by lower expected earnings. Total debt outstanding as of March 31, 2021 is expected to be approximately flat compared to the amount outstanding at December 31, 2020 and down $665 million to the amount outstanding at March 31, 2020. As a result of our improved operating cash flow performance during the three months ended March 31, 2021, we did not incur additional borrowings during the first quarter of 2021, which had been necessary during each of our previous first quarters following our 2016 spin-off transactions.

We have provided estimates and ranges, rather than specific amounts, for the preliminary results described above primarily because our financial closing procedures for the three months ended March 31, 2021 are not yet complete and our results of operations for the three months ended March 31, 2021 are not yet available. These preliminary results reflect our current estimates based on information available as of the date of this report. Our actual results may vary materially from the preliminary estimates and ranges provided above upon completion of our closing procedures. The estimates and ranges were prepared by and are the responsibility of our management, based upon a number of assumptions, in connection with preparation of our financial statements and completion of the quarter. Such ranges have not been audited, reviewed, compiled, or had agreed-upon procedures applied by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. We plan to report completed financial results for the three months ended March 31, 2021 on or about April 27, 2021.

Additional items that would require material adjustments to the preliminary financial information may be identified. Factors that could cause our actual first quarter results to differ from the ranges presented herein include, without limitation, completion of the closing process, which includes account reconciliations, business performance reviews and fluctuation analyses. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. In addition, the preliminary results for the three months ended March 31, 2021 are not necessarily indicative of future performance or any other period, including the results to be achieved for the remainder of the year ending December 31, 2021 or any future period.

Reconciliation of Adjusted Income from Operations to Income from Operations

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Low	High
	(in millions)
Income from operations	$ 21	$ 26	$ 33.1
Non-GAAP Adjustments:
Restructuring	6	5	11.2
All Other	7	7	6.1

Adjusted income from operations	$ 34	$ 38	$ 50.4

While we report our results in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP financial measures provide additional useful information regarding our financial results. Adjusted income from operations is a non-GAAP financial measure that we define as income from operations plus, restructuring and other adjustments We believe that when presented in conjunction with its comparable GAAP measure, adjusted income from operations provides useful information about our operating results and enhances the overall ability to assess our financial performance. This non-GAAP measure should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use this non-GAAP measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business.

The information furnished under Item 2.02 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

As part of a private financing transaction, we anticipate disclosing to prospective investors certain information that has not been previously disclosed. This information is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information furnished under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Certain information with respect to R.R. Donnelley & Sons Company that has not been previously reported to the public

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

Date: April 13, 2021	By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer